As filed with the Securities and Exchange Commission on June 4, 2019.
Registration No. 333‑

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDS Biotechnology Corporation
(Exact name of Registrant as specified in its charter)
Delaware	300 Connell Drive, Suite 4000 Berkeley Heights, NJ 07922	26-4231384
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan

(Full Title of the Plan)

Frank Bedu-Addo
President and Chief Executive Officer
PDS Biotechnology Corporation
300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(Name and address of agent for service)

(800) 208-3343
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, Par Value $0.00033
Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (available)	826,292	$7.36	$6,081,509.12	$737.08
Total	826,292			$737.08

(1)
The shares registered by PDS Biotechnology Corporation (the “Registrant”) on this Form S-8 Registration represent shares of common stock, par value $0.00033 per share (“Common Stock”), which are issuable under the Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (formerly, the Amended and Restated Edge Therapeutics, Inc. 2014 Equity Incentive Plan) (the “2014 Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(3)
Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices per share of the Registrant’s Common Stock on May 29, 2019 as reported by the Nasdaq Capital Market.

Part II

Information Required In The Registration Statement

This Registration Statement relates to the registration of an additional 826,292 shares (the “Shares”) of the Registrant’s Common Stock.  The Shares are securities of the same class and relate to the same employee benefit plan, the 2014 Plan, which was amended and restated effective as of March 15, 2019 (in the form attached hereto as Exhibit 99.1), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389), and February 22, 2019 (Registration No. 333-229817). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389) and February 22, 2019 (Registration No. 333-229817) are incorporated herein by reference (solely to the extent the contents of such registration statements relate to the 2014 Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description
4.1
Eighth Amended and Restated Certificate of Incorporation of PDS Biotechnology Corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2015, and incorporated by reference herein).

4.2
Certificate of Amendment to Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 18, 2019, and incorporated by reference herein).

4.3
Certificate of Amendment to Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 18, 2019, and incorporated by reference herein).

4.4
Second Amended and Restated Bylaws of PDS Biotechnology Corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2015, and incorporated by reference herein).

4.5	Form of Certificate of Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on September 21, 2015, and incorporated by reference herein).

5.1	Opinion and Consent of DLA Piper LLP (US).

23.1	Consent of KPMG LLP.

23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.

24.1	Power of Attorney (contained on the signature page hereto).

99.1	Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan.

99.2	Form of PDS Biotechnology Corporation Executive Stock Option Agreement.

99.3	Form of PDS Biotechnology Corporation Employee Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on June 4, 2019.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of PDS Biotechnology Corporation whose signatures appear below hereby constitute and appoint Frank Bedu-Addo and Andrew Saik, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Amended and Restated PDS Biotechnology 2014 Equity Incentive Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director	June 4, 2019
Frank Bedu-Addo	(Principal Executive Officer)

/s/ Andrew Saik	Chief Financial Officer and Director	June 4, 2019
Andrew Saik	(Principal Financial and Accounting Officer)

/s/ Sir Richard Sykes	Director	June 4, 2019
Sir Richard Sykes

/s/ De Lyle W. Bloomquist	Director	June 4, 2019
De Lyle W. Bloomquist

/s/ Gregory Freitag	Director	June 4, 2019
Gregory Freitag

/s/ James Loughlin	Director	June 4, 2019
James Loughlin

/s/ Stephen Glover	Director	June 4, 2019
Stephen Glover